Exhibit 99.1

Contact:	610-337-1000	For Immediate Release:
	Will Ruthrauff, ext. 6571	May 1, 2017
Shelly Oates, ext. 3202

UGI Reports Second Quarter Earnings

Recent Highlights

•	GAAP net income attributable to UGI of $219.9 million, or $1.24 per diluted share, compared to $233.2 million, or $1.33 per diluted share in the prior year

•	Adjusted net income attributable to UGI of $231.8 million, or $1.31 per diluted share, compared to $216.2 million, or $1.24 per diluted share in the prior year

•	Received Final Environmental Impact Statement for the PennEast pipeline on April 7th

•	Announced 30th consecutive annual dividend increase on April 25th

VALLEY FORGE, Pa., May 1 - UGI Corporation (NYSE: UGI) today reported GAAP net income attributable to UGI of $219.9 million, or $1.24 per diluted share, for the fiscal quarter ended March 31, 2017, compared to $233.2 million, or $1.33 per diluted share, for the fiscal quarter ended March 31, 2016. Adjusted net income attributable to UGI was $231.8 million, or $1.31 per diluted share, compared to $216.2 million, or $1.24 per diluted share, for the quarters ended March 31, 2017 and 2016, respectively. Adjusted net income excludes the impact of unrealized gains and losses on commodity and certain foreign currency derivative instruments, integration expenses associated with the Finagaz acquisition, and a loss on an early extinguishment of debt.

John L. Walsh, president and chief executive officer of UGI, commented, "This quarter demonstrated the increasing resilience and strength of our business, as well as the benefits of our investments in Europe, as the company delivered strong results despite a heating season that was warmer than normal in all of our businesses. Our Midstream and Marketing and Utility businesses generated higher adjusted earnings than the prior year despite weather that was warmer than last year, and significantly warmer than normal. These results reflect our investments in projects that are less dependent on weather, a focus on operational efficiency, and the impact of an increase in UGI Gas base rates that went into effect in October 2016. Our International business continued to deliver outstanding results and generated $11.6 million higher adjusted net income than the prior year, an increase of 16%. AmeriGas delivered solid results despite facing exceedingly warm temperatures in the quarter as well as average LPG prices that were 85% higher than the prior year period."

Walsh continued, "We were pleased to receive the Final Environmental Impact Statement from the Federal Energy Regulatory Commission (FERC) on April 7th. This represented the culmination of nearly three years of analysis and confirmed that the pipeline can be constructed without significant impact to the environment. Reaching this milestone is the last step before the FERC Commissioners' decision with regard to a Certificate of Public Convenience and Necessity for this critical infrastructure project."

"Based on the results of the first half of the year, and in particular the exceedingly warm weather we have experienced, we are expecting full year adjusted EPS to be at the lower end, or slightly below, our guidance range of $2.30 to $2.45."

UGI Reports Second Quarter Earnings	Page 2

Segment Performance (millions, except where otherwise indicated)
AmeriGas Propane1:

For the fiscal quarter ended March 31,	2017	2016	Increase (Decrease)
Revenues	$863.6	$827.5	$36.1	4.4%
Total margin (a)	$507.8	$529.3	$(21.5)	(4.1)%
Partnership operating and administrative expenses	$240.0	$238.5	$1.5	0.6%
Operating income	$227.3	$250.4	$(23.1)	(9.2)%
Partnership Adjusted EBITDA	$271.2	$295.4	$(24.2)	(8.2)%
Loss on extinguishment of debt	$22.1	$—	$22.1	N.M.
Retail gallons sold	362.7	385.8	(23.1)	(6.0)%
Heating degree days - % (warmer) than normal	(13.3)%	(11.7)%
Capital expenditures	$27.2	$27.8	$(0.6)	(2.2)%

•
Retail gallons sold decreased versus the prior year due to temperatures that were 13.3% warmer than normal and 2.9% warmer than the prior year. In addition, the critical heating months of January and February, combined, were 9% warmer than the prior year.

•	Total margin decreased primarily reflecting the decrease in retail volumes sold.

•
Partnership operating and administrative expenses were comparable to prior year as higher vehicle fuel, general insurance, and casualty and liability expenses were offset by lower group insurance expenses.

•	Partnership Adjusted EBITDA decreased principally reflecting the lower total margin.
N.M. — Variance is not meaningful.
1 UGI, through subsidiaries, is the sole General Partner and owns 26% of AmeriGas Partners, L.P.

UGI International:

For the fiscal quarter ended March 31,	2017	2016	Increase (Decrease)
Revenues	$620.7	$578.7	$42.0	7.3%
Total margin (a)	$307.6	$307.7	$(0.1)	—%
Operating and administrative expenses	$159.6	$166.4	$(6.8)	(4.1)%
Operating income	$121.0	$111.5	$9.5	8.5%
Income before income taxes	$116.2	$105.0	$11.2	10.7%
Finagaz integration expenses	$6.7	$8.6	$(1.9)	(22.1)%
Adjusted income before income taxes	$122.9	$113.6	$9.3	8.2%
Retail gallons sold	253.1	240.5	12.6	5.2%
Heating degree days - % (warmer) than normal	(6.2)%	(7.4)%
Capital expenditures	$21.5	$22.3	$(0.8)	(3.6)%
Base-currency results are translated into U.S. dollars based upon exchange rates experienced during the reporting periods. During the 2017 period, the euro was approximately 3% weaker versus the U.S. dollar, and the British pound sterling was approximately 12% weaker, compared with the prior-year period. The effects of the weaker currencies did not negatively impact UGI International net income due to gains on foreign currency contracts.

•	Total retail gallons sold increased over the prior year, principally reflecting the effects of weather that was approximately 1.3% colder than the prior year.

•	Total margin was flat with the prior year as higher retail volumes were offset by slightly lower average retail and cylinder unit margins and the effects of the weaker currencies.

•	Operating expenses decreased primarily reflecting the translation effects of the weaker currencies, as well as lower integration expenses associated with the Finagaz acquisition.

•
Operating income increased reflecting the lower operating expenses as well as slightly higher other operating income due to the absence of a $2.1 million loss recorded in the prior year associated with interest rate hedge ineffectiveness.

•
The increase in adjusted income before taxes primarily reflects the higher operating income and slightly lower interest expense due to a lower interest rate on the senior facilities agreement in France.

UGI Reports Second Quarter Earnings	Page 3

Midstream & Marketing:

For the fiscal quarter ended March 31,	2017	2016	Increase
Revenues	$423.7	$298.8	$124.9	41.8%
Total margin (a)	$113.9	$109.1	$4.8	4.4%
Operating and administrative expenses	$24.0	$23.6	$0.4	1.7%
Operating income	$82.1	$77.8	$4.3	5.5%
Income before income taxes	$83.8	$77.3	$6.5	8.4%
Heating degree days - % (warmer) than normal	(14.6)%	(10.1)%
Capital expenditures	$20.8	$16.3	$4.5	27.6%

•	Revenues increased primarily reflecting higher natural gas revenue due to higher natural gas prices and volumes, as well as higher peaking revenues due to an increase in demand for peaking services.

•
Total margin increased principally reflecting higher peaking ($6.6 million) and capacity management ($3.1 million) total margin, as well as slightly higher natural gas ($1.0 million) total margin, partially offset by lower electric generation and storage total margin.

•
The higher peaking total margin reflects the increased demand for peaking services and the higher capacity management total margin reflects slightly higher year-over-year prices for pipeline capacity; the lower electric generation total margin reflects lower production volumes.

•
Operating income and income before taxes increased reflecting the higher total margin and higher other operating income, partially offset by slightly higher operating, administrative, and depreciation expenses.

UGI Utilities:

For the fiscal quarter ended March 31,	2017	2016	Increase (Decrease)
Revenues	$360.0	$322.0	$38.0	11.8%
Total margin (a)	$194.2	$183.2	$11.0	6.0%
Operating and administrative expenses	$57.6	$48.9	$8.7	17.8%
Operating income	$116.4	$114.5	$1.9	1.7%
Income before income taxes	$106.1	$105.2	$0.9	0.9%
Gas Utility system throughput - billions of cubic feet
Core market	33.8	34.0	(0.2)	(0.6)%
Total	81.8	72.1	9.7	13.5%
Gas Utility heating degree days - % (warmer) than normal	(11.7)%	(9.7)%
Capital expenditures	$56.5	$48.1	$8.4	17.5%

•	Gas Utility service territory experienced temperatures that were approximately 11.7% warmer than normal and 3.3% warmer than the prior year.

•	Total Gas Utility distribution system throughput increased reflecting higher large firm delivery service, partially offset by lower core market volumes reflecting the effects of warmer weather.

•
Total margin increased primarily reflecting higher Gas Utility total margin from core market customers resulting from the increase in UGI Gas base rates and higher large firm delivery service margin, partially offset by the lower core market throughput.

•
Operating and administrative expenses were higher than the prior year primarily due to a one-time expense credit in the prior year related to the capitalization of development costs associated with an information technology project that had been expensed previously.

•	Operating income increased reflecting the higher total margin partially offset by the higher operating expenses and higher depreciation and amortization expenses.

(a)
Total margin represents total revenue less total cost of sales and excludes pre-tax gains and losses on commodity derivative instruments not associated with current period transactions. In the case of UGI Utilities, total margin is reduced by revenue-related taxes.

UGI Reports Second Quarter Earnings	Page 4

About UGI
UGI is a distributor and marketer of energy products and services. Through subsidiaries, UGI operates natural gas and electric utilities in Pennsylvania, distributes propane both domestically and internationally, manages midstream energy and electric generation assets in Pennsylvania, and engages in energy marketing in ten states and the District of Columbia. UGI, through subsidiaries, is the sole General Partner and owns 26% of AmeriGas Partners, L.P. (NYSE:APU), the nation's largest retail propane distributor.

UGI Corporation will hold a live Internet Audio Webcast of its conference call to discuss fiscal 2017 second quarter earnings and other current activities at 9:00 AM ET on Tuesday, May 2, 2017. Interested parties may listen to the audio webcast both live and in replay on the Internet at http://www.ugicorp.com/investor-relations/events-and-presentations/default.aspx or at the company website http://www.ugicorp.com under Investor Relations. A telephonic replay will be available from 12:00 PM ET on May 2 through 11:59 PM ET on May 9. The replay may be accessed at (855) 859-2056, and internationally at (404) 537-3406, conference ID 5910598.

Comprehensive information about UGI Corporation is available on the Internet at http://www.ugicorp.com.

This press release contains certain forward-looking statements that management believes to be reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control. You should read UGI’s Annual Report on Form 10-K for a more extensive list of factors that could affect results. Among them are adverse weather conditions, cost volatility and availability of all energy products, including propane, natural gas, electricity and fuel oil, increased customer conservation measures, the impact of pending and future legal proceedings, liability for uninsured claims and for claims in excess of insurance coverage, domestic and international political, regulatory and economic conditions in the United States and in foreign countries, including the current conflicts in the Middle East, and foreign currency exchange rate fluctuations (particularly the euro), changes in Marcellus Shale gas production, the availability, timing and success of our acquisitions, commercial initiatives and investments to grow our business, our ability to successfully integrate acquired businesses and achieve anticipated synergies, and the interruption, disruption, failure, malfunction, or breach of our information technology systems, including due to cyber-attack. UGI undertakes no obligation to release revisions to its forward-looking statements to reflect events or circumstances occurring after today.

UGI CORPORATION
REPORT OF EARNINGS
(Millions of dollars, except per share)
(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,		Twelve Months Ended March 31,
	2017	2016	2017	2016	2017	2016
Revenues:
AmeriGas Propane	$863.6	$827.5	$1,540.8	$1,471.6	$2,381.0	$2,367.8
UGI International	620.7	578.7	1,159.8	1,156.9	1,871.7	1,882.8
Midstream & Marketing	423.7	298.8	693.5	525.7	1,034.4	919.7
UGI Utilities	360.0	322.0	621.4	520.0	869.9	773.7
Corporate & Other (a)	(94.2)	(54.9)	(162.2)	(95.5)	(196.7)	(134.4)
Total revenues	$2,173.8	$1,972.1	$3,853.3	$3,578.7	$5,960.3	$5,809.6
Operating income (loss):
AmeriGas Propane	$227.3	$250.4	$369.2	$380.0	$345.5	$371.0
UGI International	121.0	111.5	209.9	196.6	219.9	191.2
Midstream & Marketing	82.1	77.8	131.8	120.7	157.8	158.5
UGI Utilities	116.4	114.5	198.6	162.8	236.7	186.2
Corporate & Other (a)	(33.6)	61.2	69.9	60.8	86.6	63.5
Total operating income	513.2	615.4	979.4	920.9	1,046.5	970.4
Income (loss) from equity investees	2.3	—	2.1	(0.1)	2.0	(0.2)
Loss on extinguishments of debt	(22.1)	—	(55.3)	—	(104.2)	—
(Losses) gains on foreign currency contracts, net	(1.2)	—	0.1	—	0.1	—
Interest expense:
AmeriGas Propane	(40.0)	(40.8)	(80.0)	(81.8)	(162.3)	(162.5)
UGI International (b)	(4.8)	(6.5)	(9.6)	(13.0)	(21.0)	(35.8)
Midstream & Marketing	(0.7)	(0.5)	(1.3)	(1.3)	(2.1)	(2.3)
UGI Utilities	(10.3)	(9.3)	(20.3)	(18.8)	(39.1)	(38.6)
Corporate & Other, net (a)	—	(0.2)	—	(0.3)	(0.4)	(0.7)
Total interest expense	(55.8)	(57.3)	(111.2)	(115.2)	(224.9)	(239.9)
Income before income taxes	436.4	558.1	815.1	805.6	719.5	730.3
Income tax expense (c)	(124.6)	(150.1)	(212.4)	(229.7)	(203.9)	(222.8)
Net income including noncontrolling interests	311.8	408.0	602.7	575.9	515.6	507.5
Deduct net income attributable to noncontrolling interests, principally in AmeriGas Partners, L.P.	(91.9)	(174.8)	(152.1)	(228.1)	(48.1)	(159.3)
Net income attributable to UGI Corporation	$219.9	$233.2	$450.6	$347.8	$467.5	$348.2
Earnings per share attributable to UGI shareholders:
Basic	$1.27	$1.35	$2.60	$2.01	$2.69	$2.01
Diluted	$1.24	$1.33	$2.55	$1.99	$2.64	$1.99
Weighted Average common shares outstanding (thousands):
Basic	173,624	172,619	173,567	172,733	173,568	172,979
Diluted	177,136	174,845	176,976	174,953	177,135	175,247
Supplemental information:
Net income (loss) attributable to UGI Corporation:
AmeriGas Propane	$32.0	$39.3	$48.6	$57.9	$33.9	$54.5
UGI International	79.3	66.7	167.6	113.1	166.1	96.1
Midstream & Marketing	50.2	45.8	80.1	70.4	96.8	93.1
UGI Utilities	65.1	63.2	109.4	86.6	120.2	89.3
Corporate & Other (a)	(6.7)	18.2	44.9	19.8	50.5	15.2
Total net income attributable to UGI Corporation	$219.9	$233.2	$450.6	$347.8	$467.5	$348.2

(a) Corporate & Other includes, among other things, net gains and (losses) on commodity and certain foreign currency derivative instruments not associated with current-period transactions and the elimination of certain intercompany transactions.
(b) UGI International interest expense for the twelve months ended March 31, 2016 includes costs of $10.3 million associated with an extinguishment of debt.
(c) Income tax expense for the six and twelve months ended March 31, 2017 includes the beneficial impact of a $27.4 million adjustment to net deferred income tax liabilities associated with a change in the French income tax rate and an income tax settlement refund of $6.7 million, plus interest, in France.

UGI CORPORATION
REPORT OF EARNINGS
(Millions of dollars, except per share)
(Unaudited)

Non-GAAP Financial Measures - Adjusted Net Income Attributable to UGI and Adjusted Diluted Earnings Per Share

Management uses "adjusted net income attributable to UGI" and "adjusted diluted earnings per share," both of which are non-GAAP financial measures, when evaluating UGI's overall performance. For the periods presented, adjusted net income attributable to UGI is net income attributable to UGI Corporation after excluding net after-tax gains and losses on commodity and certain foreign currency derivative instruments not associated with current period transactions (principally comprising changes in unrealized gains and losses on derivative instruments), Finagaz integration expenses, losses associated with extinguishments of debt and the impact on net deferred tax liabilities from a change in French corporate income tax rate. Volatility in net income at UGI can occur as a result of gains and losses on commodity and certain foreign currency derivative instruments not associated with current period transactions but included in earnings in accordance with U.S. generally accepted accounting principles ("GAAP").

Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP and should be considered in addition to, and not as a substitute for, the comparable GAAP measures. Management believes that these non-GAAP measures provide meaningful information to investors about UGI’s performance because they eliminate the impact of (1) gains and losses on commodity and certain foreign currency derivative instruments not associated with current-period transactions and (2) other significant discrete items that can affect the comparison of period-over-period results.

The following table reconciles net income attributable to UGI Corporation, the most directly comparable GAAP measure, to adjusted net income attributable to UGI Corporation, and reconciles diluted earnings per share, the most comparable GAAP measure, to adjusted diluted earnings per share, to reflect the adjustments referred to above:

	Three Months Ended March 31,		Six Months Ended March 31,		Twelve Months Ended March 31,
	2017	2016	2017	2016	2017	2016
Adjusted net income attributable to UGI Corporation:
Net income attributable to UGI Corporation	$219.9	$233.2	$450.6	$347.8	$467.5	$348.2
Net losses (gains) on commodity derivative instruments not associated with current period transactions (net of tax of $1.5, $12.9, $34.8, $14.4, $33.9 and $13.6, respectively) (1) (2)	3.1	(22.4)	(49.1)	(26.0)	(53.0)	(23.8)
Unrealized losses on foreign currency derivative instruments (net of tax of $(0.5), $0.0, $0.1, $0.0, $0.1 and $0.0, respectively) (2)	0.8	—	—	—	—	—
Integration expenses associated with Finagaz (net of tax of $(2.3), $(3.2), $(5.1), $(4.1), $(11.5) and $(8.4), respectively) (2)	4.4	5.4	9.7	6.8	20.2	13.9
Loss on extinguishments of debt (net of tax of $(2.3), $0.0, $(5.7), $0.0, $(10.8) and $(5.7), respectively) (2) (3)	3.6	—	8.9	—	16.8	4.6
Impact from change in French tax rate	—	—	(27.4)	—	—	—
Adjusted net income attributable to UGI Corporation	$231.8	$216.2	$392.7	$328.6	$451.5	$342.9

	Three Months Ended March 31,		Six Months Ended March 31,		Twelve Months Ended March 31,
	2017	2016	2017	2016	2017	2016
Adjusted diluted earnings per share:
UGI Corporation earnings per share - diluted	$1.24	$1.33	$2.55	$1.99	$2.64	$1.99
Net losses (gains) on commodity derivative instruments not associated with current period transactions	0.02	(0.12)	(0.28)	(0.15)	(0.29)	(0.14)
Unrealized losses on foreign currency derivative instruments (1)	0.01	—	—	—	—	—
Integration expenses associated with Finagaz	0.02	0.03	0.05	0.04	0.11	0.08
Loss on extinguishments of debt	0.02	—	0.05	—	0.09	0.03
Impact from change in French tax rate	—	—	(0.15)	—	—	—
Adjusted diluted earnings per share	$1.31	$1.24	$2.22	$1.88	$2.55	$1.96

(1) Includes impact of rounding.
(2) Income taxes associated with pre-tax adjustments determined using statutory business unit tax rates (which approximates the consolidated effective tax rate).
(3) Costs associated with extinguishment of debt at UGI International in the twelve months ended March 31, 2016 is included in interest expense on the Report of Earnings.